UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12a

BDCA Venture, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with the solicitation of proxies for the 2015 Annual Meeting of Stockholders of BDCA Venture, Inc. (the “Company”) in person, by mail or electronic delivery, or by telephone or facsimile transmission:  (i) by the directors or officers of the Company, (ii) by the officers, employees or agents of the Company’s investment adviser, BDCA Venture Adviser, LLC (the “Adviser”), or (iii) by Georgeson, Inc., the Company’s proxy solicitor, the following additional materials may be used and are hereby being filed with the U.S. Securities and Exchange Commission.

FOR IMMEDIATE RELEASE

GLASS LEWIS RECOMMENDS BDCA VENTURE, INC. STOCKHOLDERS VOTE
ON WHITE PROXY CARD FOR BDCV’S NOMINEES

Glass Lewis REJECTS Bulldog Nominees for Election to the Board

Glass Lewis Recommends That Shareholders Vote FOR the BDCV Nominees

June 26, 2015 – Greenwood Village, Colorado – BDCA Venture, Inc., a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“BDCV” or the “Company”) (Nasdaq: BDCV), today announced that Glass, Lewis & Co., LLC ("Glass Lewis"), a leading independent proxy advisory firm, has issued its comprehensive report recommending that the Company stockholders vote on the WHITE proxy card FOR Company nominees, Laurence W. Berger, Timothy J. Keating, Leslie D. Michelson and J. Taylor Simonton, and reject the nomination by stockholder Bulldog Investors, LLC (“Bulldog”) of three individuals for election to the Company’s Board of Directors.  Glass Lewis concluded that Bulldog had failed to make a “compelling argument for change to the BDCV board room¹.”

“We are very pleased that Glass Lewis, one of the leading independent proxy advisory firms, agrees with the Company, and has recommended management’s nominees over Bulldog’s after taking the time to carefully review the proxy contest,” said Timothy J. Keating, Chief Executive Officer.

If you are a shareholder, it is important that the Company promptly receives your vote. If you have NOT already voted, please IMMEDIATELY vote the WHITE proxy card to insure that your vote will be received in time.  Please discard any GREEN proxy card or vote instruction form received from Bulldog. Even if you have previously returned a green proxy card or vote instruction form distributed by Bulldog, you have every right to change your vote and support the Company’s nominees. Only your latest dated, validly executed vote will count.

If you have any questions about the Annual Meeting, please contact the Company’s proxy solicitor, Georgeson Inc., at (866) 628-6079.

About BDCA Venture, Inc.

BDCA Venture, Inc. (www.BDCV.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940, as amended, that seeks to maximize total return by generating current income through debt investments in growth companies and, to a lesser extent, through capital appreciation.  BDCA Venture’s shares are listed on Nasdaq under the ticker symbol “BDCV.”

To be added to BDCA Venture’s email distribution list to receive quarterly newsletters and other announcements, please visit our website at www.BDCV.com.

1 Permission to use quotations neither sought nor obtained.

Investor Relations Contact:

Andrew G. Backman
Investor Relations / Public Relations
abackman@rcscapital.com
(917) 475-2135

Matthew L. Furbish
Investor Relations
mfurbish@rcscapital.com
(917) 475-2153

Forward-Looking Statements
This press release may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect BDCA Venture’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in BDCA Venture’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC.  Please refer to BDCA Venture’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies.  Except as required by the federal securities laws, BDCA Venture undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.  The reference to BDCA Venture’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.